===============================================================

~~SIX CONTINENTS PLC~~

INTERCONTINENTAL HOTELS GROUP PLC

AND

THE BANK OF NEW YORK

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

______________________

Deposit Agreement

Dated as of December 12, 1989

as Amended and Restated as of January 27, 1992

as Further Amended and Restated as of February 9, 1998

as Further Amended and Restated as of July 30, 2001

as Further Amended and Restated as of ___________, 2003

===============================================================

DEPOSIT AGREEMENT dated as of December 12, 1989, as amended and restated as of January 27, 1992, as further amended and restated as of February 9, 1998, ~~and~~ as further amended and restated as of July 30, 2001, ~~among SIX CONTINENTS PLC (f/k/a Bass Public Limited Company~~and as further amended and restated as of ___________, 2003 among INTERCONTINENTAL HOTELS GROUP PLC (f/k/a Six Continents plc), a company incorporated in England and Wales, and its successors, THE BANK OF NEW YORK, a New York corporation, as depositary hereunder and any successor as depositary hereunder, and all holders from time to time of American Depositary Receipts issued hereunder.

W I T N E S S E T H :

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, as amended and restated as of January 27, 1992 (herein called the "Original Deposit Agreement"), the form of the American Depositary Receipts issued thereunder and any provisions of the Original Deposit Agreement may at any time and from time to time be amended by agreement in writing between the ~~Issuer~~Company and the Depositary in any respect which they may deem necessary or desirable;

WHEREAS, the ~~Issuer~~Company and the Depositary deem it necessary and desirable to amend and restate the Original Deposit Agreement pursuant to said Section 6.01; and

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall, for all purposes unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term "American Depositary Shares" shall mean the rights evidenced by the Receipts issued hereunder, including the interests in the Deposited Securities granted to the Holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

SECTION 1.2

Articles.

The term "Articles" shall mean the Articles of Association of the Company, as from time to time amended or supplemented.

SECTION 1.3

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4

Company.

The term the "Company" shall mean ~~Six Continents~~InterContinental Hotels Group PLC incorporated under the laws of England and Wales, having its principal office at the date of this Deposit Agreement at 20 North Audley Street, London W1K 6WN, England and its successors.

SECTION 1.5

Custodian.

The term "Custodian" shall mean the principal London office of The Bank of New York, which at the date of this Deposit Agreement is located at ~~46 Berkeley Street~~One Canary Square, London W1X 6AA, England, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian hereunder.

SECTION 1.6

Delivery; Deposit; Surrender; Transfer; Withdraw.

The terms "deliver", "deposit", "surrender", "transfer" or "withdraw", when used (i) with respect to Shares: (a) in the case of book-entry Shares, shall refer to an entry or entries in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities, or (b) in the case of physical Share certificates, to the physical delivery, deposit, withdrawal or transfer of certificates representing the Shares and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, including entries in the Direct Registration System, (2) The Depository Trust Company or its nominee, or (3) institutions that have accounts with The Depository Trust Company, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts.

SECTION 1.7

~~SECTION 1.06~~ Deposit Agreement.

The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

SECTION 1.8

~~SECTION 1.07~~ Depositary.

The term "Depositary" shall mean The Bank of New York, a New York corporation, and any successor as depositary hereunder.  The term "Corporate Trust Office" when used with respect to the Depositary, shall mean the corporate trust office of the Depositary for the administration of American Depositary Receipts which at the date of this Deposit Agreement is located at 101 Barclay Street, New York, New York 10286.

SECTION 1.9

~~SECTION 1.08~~ Deposited Securities.

The term "Deposited Securities" as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received at any times by the Depositary or the Custodian in respect or in lieu of Shares, other securities, property or cash previously received by the Depositary or Custodian and at such time held hereunder, subject, in the case of cash, to the provisions of Section 4.05.

SECTION 1.10

Direct Registration Receipt.

The term "Direct Registration Receipt” shall mean a Receipt, the ownership of which is recorded on the Direct Registration System.

SECTION 1.11

Direct Registration System.

The term "Direct Registration System" shall mean the direct registration system maintained by the Depositary as set forth in Section 2.10, pursuant to which the Depositary may record the ownership of Receipts in book-entry form, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

SECTION 1.12

~~SECTION 1.09~~ Dollar.

The term "dollar" shall mean U.S. dollars.

SECTION 1.13

~~SECTION 1.10~~ Foreign Currency.

The term "Foreign Currency" shall mean any currency other than U.S. dollars.

SECTION 1.14

~~SECTION 1.11~~ Holder.

The term "Holder" shall mean the person or persons in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.15

~~SECTION 1.12~~ Memorandum.

The term "Memorandum" shall mean the Memorandum of Association of the Company as from time to time amended.

SECTION 1.16

~~SECTION 1.13~~ Receipt Registrar.

The term "Receipt Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrar appointed by the Depositary upon the request or with the approval of the Company for such purposes~~.~~, and, in the case of Direct Registration Receipts, shall include the Direct Registration System.

SECTION 1.17

~~SECTION 1.14~~ Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder, evidencing American Depositary Shares as the same may be amended from time to time in accordance with the provisions hereof.  References to “Receipts” shall include Direct Registration Receipts, unless the context shall require otherwise.

SECTION 1.18

~~SECTION 1.15~~ Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.  The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.19

~~SECTION 1.16~~ Share Registrar.

The term "Share Registrar" shall mean Lloyds TSB ~~Bank plc, Lloyds TSB~~ Registrars, The Causeway, Worthing, West Sussex, BN99 6DA, England, which has been appointed by the Company to act as registrar for the Shares, when acting in such capacity, and any successor in such capacity.

SECTION 1.20

~~SECTION 1.17~~ Shares.

The term "Shares" shall mean the Ordinary Shares of the Company and shall include evidence of rights to receive Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, AND TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

Form and Transferability of Receipts.

Definitive Receipts shall be ~~engraved or printed or lithographed on steel-engraved borders and shall be~~ substantially in the form set forth in Exhibit A annexed ~~hereto~~to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided that such signature may be a facsimile if a Receipt Registrar shall have been appointed pursuant to Section 5.01 and such Receipts are countersigned by the manual signature of a duly authorized signatory of the Receipt Registrar or any co-registrar.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such Receipt shall have been executed by the Depositary by the manual  or facsimile signature of a duly authorized signatory or if a Receipt Registrar shall have been appointed, countersigned by the manual  or facsimile signature of a duly authorized signatory of the Receipt Registrar~~, and such execution of any Receipt by manual  signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder~~.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  ~~If a Receipt Registrar shall have been appointed,~~ Receipts bearing the manual or facsimile signature of ~~anyone who was at any time~~ a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such ~~position~~office prior to the ~~signature of the Receipt Registrar~~execution and delivery of such Receipts by the Receipt Registrar or did not hold such ~~position at~~office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which ~~Receipts~~American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the  American Depositary Shares evidenced thereby), when such Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be  transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice  provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares may be deposited by any person (including the Depositary in its individual capacity) by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian, together with all such certifications and payments as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing such deposit.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the United Kingdom, if any, which is then performing the function of the regulation of currency exchange.  If  required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, which any person in whose name the Shares are or have been registered may thereafter receive upon or in respect of such Deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.  The Depositary may also require that any Shares deposited be registered in the name of the Custodian or such other name as the Depositary and the Company shall require.

At the request, risk and expense of any Holder of Shares, and for the account of such Holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments required under this Deposit Agreement, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of evidence of rights to receive Shares or of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments herein specified, the Custodian shall execute such documents in such manner as shall be necessary and present such evidence of  rights or certificate or certificates to the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) for registration of, or registration of transfer of, the  Shares being deposited in the name of the Depositary by the Holder or its nominee or nominees, or the Custodian or its nominee or nominees at the cost and expense of the Holder making such deposit.  Deposited Shares shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary at such place or places as the Depositary shall determine.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by the Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company are open, the Depositary may require a proper acknowledgment or other evidence from the Company or the Share Registrar satisfactory to the Depositary that any Deposited Securities have been registered upon the Company's books (or by the appointed agent of the Company for transfer and registration of Shares, which may but  need not be the Share Registrar) in the name of the Depositary or the Custodian or the nominee or nominees of either) together with the other documents specified above, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from the Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office of the Depositary to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names of and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary by the Holder of the fee of the  Depositary for the execution and delivery of such Receipt or Receipts (as set forth on Exhibit B hereto), and of all taxes, duties and other  governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-Up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts upon any surrender ~~at any of its designated transfer offices~~ of a Receipt by the Holder in person or duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.  The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender ~~at any of its designated transfer offices~~ of a Receipt or Receipts for purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented ~~thereby~~by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the cancellation of Receipts and payment of all taxes and governmental charges and fees payable in connection with delivery of Deposited Securities against surrender of Receipts (as set forth in Exhibit B hereto), and subject to the terms and conditions of this Deposit Agreement, the Memorandum, Articles and the Deposited Securities, the Holder of such Receipt shall be entitled to delivery, to or upon the  order of such Holder, of the amount of Deposited Securities at the time represented by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of ~~certificates or other proper documents of title to such Holder or such Holder's order or by the delivery of certificates or other proper documents of title~~(a) Shares in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon, the Depositary shall direct the Custodian to deliver at the London office of the Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the Deposited Securities at the time represented by such Receipt, except that the Depositary may, in its discretion, make delivery to such person or person at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to transfer or forward any cash, rights or other property comprising, and forward any certificate or certificates and other proper documents of title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary for the account of such holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

The Depositary will not deliver Shares except upon the receipt and cancellation of Receipts.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or transfer and withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the presentor of the Receipt or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge payable with respect thereto (including any such tax or charge with respect to Shares being deposited, Receipts being issued or Deposited Securities being withdrawn) and any stock transfer or registration fees in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.08.

After consultation with the Company, the delivery of Receipts against deposits of Shares may be suspended or withheld, the registration of transfer or the surrender of Receipts may be refused or suspended, in particular instances or generally during any period when the transfer books of the Depositary, the Receipts Registrar or the Company or those maintained for the Company by the Share Registrar are closed, or if such action is deemed necessary or advisable by the Depositary or the Company at any time from time to time because of any requirement of law or of any government or governmental authority or body or commission, or under any provision of this Deposit Agreement or for any other reason subject to Section 7.08 of this Deposit Agreement.  Notwithstanding the foregoing, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement  any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Holder thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled 7 years after such cancellation.

SECTION 2.9

Pre-Release of Receipts.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

~~In its capacity as Depositary, the Depositary will lend neither the Shares held hereunder nor the Receipts; provided, however, that the Depositary reserves the right to (i) issue~~Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 ~~and (ii) deliver Shares prior to~~("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts ~~pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received~~ which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares ~~under (i) above and receive Shares in lieu of Receipts under (ii) above.  Each such transaction~~in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts ~~or Shares~~ are to  be delivered (the "Pre-Releasee") that ~~such person~~the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary ~~deems appropriate~~determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The ~~Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to~~number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the ~~Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held~~Shares deposited hereunder~~, respectively~~; provided, however, that the Depositary reserves the right to ~~change or~~ disregard such limit from time to time as it deems ~~appropriate~~reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to ~~the number of Receipts and Shares involved in~~Pre-Release transactions to be ~~done~~entered into hereunder with any ~~one person~~particular Pre-Releasee on a case ~~by case basis as it deems appropriate~~-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  ~~The Company will have no liability whatsoever to the Depositary or any Holder with respect to any representations, actions or omissions by the Depositary or any Holder pursuant to this Section 2.09.~~

SECTION 2.10

Direct Registration System; DRS

 (a)

American Depositary Shares may be maintained by the Depositary in book-entry form known as the "Direct Registration System" ("DRS").  Upon issuance of American Depositary Shares, the American Depositary Shares of each Holder will be credited to the DRS account of each such Holder and in each such Holder’s name.  Each Holder will be given the option of (i) receiving a certificate representing its American Depositary Shares, (ii) transferring such American Depositary Shares to a broker designated by each and every person or entity in whose name such American Depositary Shares are registered on the books of the Depositary or (iii) maintaining their American Depositary Shares in DRS.

 (b)

The Company understands that Profile is a required feature of DRS.  Profile allows a participant of The Depository Trust Company (“DTC”) claiming to act on behalf of the Holder of American Depositary Shares, to direct the Depositary to transfer to such DTC participant the American Depositary Shares designated by such DTC participant without receipt by the Depositary of such prior written authorization from the Holder to transfer such American Depositary Shares.

(c)

The Company understands the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder is, in fact, authorized to act on behalf of such Holder.  The Company and each Holder agree that the Depositary shall have no liability for relying upon and complying with directions from a DTC participant as set forth above; and the Company shall indemnify and hold harmless the Depositary from and against any liability, expense, damage, loss and judgment arising from or related to the foregoing (including reasonable attorneys fees and expenses and expenses arising from or connected with the enforcement of this provision).  For the avoidance of doubt, (i) the Depositary shall be fully protected by the foregoing limitation of liability and indemnification with respect to reliance upon and compliance with instructions from the DTC participant even if the Depositary's reliance on, and compliance with, such instructions is determined by a final, non-appealable order or judgment of a court of competent jurisdiction to constitute negligence, willful misconduct, breach of any duty owed by the Depositary to such Holder or violation of any law and (ii) the foregoing shall not apply to the manner in which the Depositary carries out actual transfer of the American Depositary Shares which are the subject of the DTC participant’s instruction, which transfer shall continue to be governed by the other applicable terms of this Deposit Agreement.  By way of example and not by way of limitation, if a court determines that the transfer of American Depositary Shares pursuant to a DTC participant’s instruction without obtaining prior authorization from the Holder constitutes negligence, the Depositary will nevertheless be protected under this subparagraph (c); on the other hand, in carrying out such instructions, if the Depositary transfers American Depositary Shares from the wrong account or to the wrong DTC participant, the obligation to indemnify the Depositary shall be determined in accordance with Sections 5.3 and 5.8 hereof.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS.

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, legal or beneficial ownership or such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Share Registrar) of the Shares presented for deposit, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution or rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such Receipt until such proof or other information is filed or such certificates are executed.  The Depositary shall provide the Company, in a timely manner, with copies of any such proofs of citizenship or residence, exchange control approval, legal or beneficial ownership which it receives.

SECTION 3.2

Liability of Holder for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary.  The Depositary may refuse to effect registration of transfer of such Receipt or any transfer and withdrawal of Deposited Securities represented by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder of such Receipt shall remain liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, non-assessable and not subject to preemptive rights, and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of Shares or sale of receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the issuance of Receipts.

SECTION 3.4

Disclosure of Interests.

Notwithstanding any other provision of this Deposit Agreement, and without prejudice to the disclosure obligations in respect of Shares contained in the Articles and the Companies Act 1985 of Great Britain, as amended from time to time, (the "Companies Act") and the remedies of the Company under the Articles and the Companies Act for noncompliance therewith, each Holder agrees to comply with requests from the Company or the Depositary made under the Articles or the Companies Act as it currently exists at the date of this Agreement or as the same may be amended or modified or under any similar law as may be enacted, to provide information, inter alia, as to the capacity in which such Holder owns Receipts and regarding the identity of any other person interested (as defined in the Companies Act) in such Receipts and the nature of such interest.  Each Holder acknowledges that failure to comply with such a request may result, inter alia, in the withdrawal of the voting rights attaching to the Shares underlying such Holder's Receipts and, if such Shares represent 0.25 percent or more of the issued Shares, the imposition of restrictions on the rights to transfer, or to receive distributions relating to, the Shares underlying such Receipts.  The Depositary agrees to use its reasonable best efforts to forward any such requests from the Holder or to take any other reasonable actions specified by the Company to obtain such information.

In addition, any Holder of a Receipt who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more (or such other amount as may be required by the Companies Act) of the outstanding Shares, or is aware that another person for whom it holds such Receipt is so interested, shall within two business days (or such other time as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon certain changes in such interest, notify the Company as  required by the Companies Act.

ARTICLE 4.

DEPOSITED SECURITIES.

SECTION 4.1

Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, if such cash is received in foreign currency, subject to the provisions of Section 4.05, promptly convert such dividend or distribution into dollars and shall distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holder of Receipts for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent~~, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding~~.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  The Company will remit to the appropriate governmental authority or agency in the United Kingdom all amounts, if any, required to be withheld and owing to such authority or agency by the Company.  The Depositary or its agents will remit to the appropriate governmental authority or agency in the United Kingdom all amounts required to be withheld and owing to such agency by the Depositary.  The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Depositary or the Company may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders of Receipts.

SECTION 4.2

Distributions Other than Cash or Shares.

Whenever the Depositary shall receive any distribution other than cash or Shares upon any Deposited Securities, the Depositary shall cause the securities or property which it so receives to be distributed to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that, if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if  for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders or beneficial holders) the Depositary, after consultation with the Company, deems such distribution not to be feasible, the Depositary may, with the Company's approval, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders of Receipts entitled thereto of the net proceeds of any such sale as in the case of a cash distribution.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company~~'~~’s approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution~~.~~, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.09.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in a manner and subject to the conditions described in Section 4.02.  If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares so distributed upon such Deposited Securities represented thereby.

SECTION 4.4

Rights.

~~If~~In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for ~~Additional~~additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to ~~the~~any Holders ~~of Receipts~~ or in disposing of such rights ~~for the benefit of such~~on behalf of any Holders and making the net proceeds available ~~in dollars to such Holders; provided that the Depositary will, if requested by the Company, take action as follows:~~to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or to certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

~~(i)~~

~~if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or~~

In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder hereunder, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

~~(ii)~~

~~if at the time of the offering of any rights~~If the Depositary determines in its discretion that it is not lawful ~~or not~~and feasible to make such rights available to ~~Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Company, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may~~all or certain Holders, it may, after consultation with the Company, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales ~~for account of the~~(net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other ~~practicable~~practical basis without regard to any distinctions among such Holders because of exchange restrictions~~,~~ or the date of delivery of any Receipt or ~~Receipts, or~~ otherwise.

~~If registration under the Securities Act of 1933 of~~The Depositary will not offer rights to Holders unless both the rights and the securities to which ~~any rights relate is required in order for the Company to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to Holders in the United States or to any U.S. person (each as defined in Regulation S under the Securities Act of 1933) unless and until such a registration statement is in effect or unless the offering and sale of such securities to the Holder of such Receipts are~~ such rights relate are either exempt from registration under the Securities Act with respect to a distribution to Holders or are registered under the provisions of such Act~~;  provided that nothing~~.  If a Holder of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.  Nothing in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with the Securities and Exchange Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of ~~the~~ Receipts.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can, in the judgment of the Depositary be converted on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and such U.S. dollars (net of reasonable and customary expenses incurred by the Depositary in conversion of the Foreign Currency) transferred to the United States, the Depositary shall convert, by sale or in any other manner that it may determine such Foreign Currency into U.S. dollars and such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application or approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars distributable to the Holders of Receipts entitled thereto and transferable to the United States, or if any approval or license of any governmental authority or agency thereof which is required for such conversion is denied or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right  to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency proceeds for the respective accounts of, the Holders of Receipts entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, can be effected for distribution to some Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion and distribution to U.S. dollars to the extent permissible to the Holders of Receipts entitled thereto for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance for the respective accounts of the Holders entitled thereto for whom such conversion and distribution is not practicable.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Company, fix a record date, which date shall, to the extent practicable, be the same as the record date fixed by the Company, (a) for the determination of the Holders of Receipts who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof or (ii) to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of shares.  Subject to the provisions of Section 4.01 through 4.05, 4.07 and to the other terms and conditions of this Deposit Agreement, the Holders of Receipts on such record date shall be entitled to give voting instructions, or to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively.

SECTION 4.7

Voting of Deposited Securities.

(i)

As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders a notice, the form of which shall be in the ~~sole~~ discretion of the Depositary, after consultation with the Company, which notice shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of law the Memorandum and Articles and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (c) a statement as to the manner in which such instructions may be given, including, when applicable, an express indication that instructions may be given (or, if applicable, deemed given in accordance with paragraph (ii) of this Section if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose (the “Instruction Date”), the Depositary shall vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request; provided that the Depositary, unless specifically instructed by at least five Holders or by Holders of Receipts representing not less than 10% of the total voting rights of all Holders of Receipts, shall not join in demanding a poll.  The Depositary shall not itself exercise any voting discretion over any Deposited Securities.

~~(ii)~~

~~Unless the Company shall request in writing to the contrary, if~~If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the ~~date established by~~ Instruction Date, the Depositary ~~for such purpose, the Depositary will~~shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary ~~will~~shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities ~~represented by the American Depositary Shares evidenced by such Holder's Receipts;~~, provided, ~~however,~~ that no such ~~discretionary proxy~~instruction shall be given with respect to any ~~proposition as to which the Depositary has actual knowledge (a) involves any solicitation of opposing proxies or other~~matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (~~b) authorizes a merger, consolidation or any other~~z) such matter ~~which may~~ materially ~~affect~~and adversely affects the rights ~~or privileges~~ of ~~the~~ holders of ~~Deposited Securities or Receipts.  The Depositary may consult with counsel and shall be entitled to rely upon written or other advice of counsel as to any action taken or omitted in connection with this Section 4.07(ii).~~ Shares.

~~Such voting is subject to the provisions of Section 3.04 hereof.~~

(iii)

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.8

Changes Affecting Deposited Securities.

Upon any change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or Custodian in exchange for or otherwise in conversion of or in respect of Deposited Securities shall be treated otherwise as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Holders at its Corporate Trust Office~~,~~ and at the office of the Custodian ~~and at any other designated transfer offices, and the Depositary shall arrange for the mailing to all Holders of,~~ any reports and communications received from the Company which are both (a) received by the Depositary or its nominee or nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also, upon written request, send to Holders of Receipts copies of such reports and communications when furnished by the Company to the Custodian pursuant to Section 5.06.

~~In addition, if the Depositary shall have received notice to the effect that the Company has not furnished the Commission with public reports, documents or other information as required by the Securities Exchange Act of 1934, the Depositary shall furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Depositary or its nominee or nominees receive as holder of the Deposited Securities from the Company and that are not otherwise furnished to or filed with the Commission pursuant to any other requirement of the Commission.~~

SECTION 4.10

Lists of Receipt Holders.

Promptly upon request by the Company, the Depositary shall furnish to the Company a list, as of that date or a specified date in the future, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholdings.

Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner including by public or private sale, as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.12

Available Information.

The Company will furnish the Securities and Exchange Commission with certain public reports and documents required by foreign law or otherwise under the Securities Exchange Act of 1934.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.  20549.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until the termination of the Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfer and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfer of Receipts that at all reasonable times shall be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Receipts, the Shares, the Memorandum or the Articles.

The Depositary may close the transfer books, at any time or from time to time, after consultation with the Company when deemed expedient by it in connection with the performance of its duties hereunder or at the reasonable request of the Company.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall ~~not~~act as Receipt Registrar or, upon the request or with the approval of the Company, appoint a Receipt Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges.  Such Receipt Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.

The Depositary, upon the request or with the approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the  Depositary upon the request or with the approval of the Company.  Each Receipt Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to ~~be bound~~abide by the applicable terms of this Deposit Agreement.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or beneficial holder of any Receipt, if, by reason of any provision of any present or future law or regulation, of the United States or the United Kingdom or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum~~, the Articles or the Deposited Securities~~ or the Articles, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God, war, terrorism or other circumstances beyond ~~either of their~~its control the Depositary or the Company shall be prevented, delayed or forbidden from, or ~~delay in~~be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement, or the Deposited Securities it is provided shall be done or performed, nor shall the Depositary, or the Company be obligated to do or perform any act or thing which obligation is inconsistent with the provisions of this Deposit Agreement; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Holder or beneficial holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, the Memorandum or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not legally be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holder and make the net proceeds available to such Holder, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or beneficial holders of Receipts, except that it agrees to act without negligence or bad faith in the performance of its obligations specifically set forth in this Deposit Agreement.  The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holders or beneficial holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities) except that it agrees to act without negligence or bad faith in the performance of its obligations specifically set forth in this Deposit Agreement.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote provided that any such action or non-action is in good faith.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title  and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts.

Any such successor depositary shall promptly mail notice of its appointment to the Holders of Receipts.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodian.

The Depositary has initially appointed its principal London office as Custodian and agent of the Depositary for the purpose of this Deposit Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible  solely to it.  The Custodian may resign and may be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary shall, promptly after receiving such notice, appoint a substitute or additional custodian approved by the Company, which approval will not be unreasonably withheld or delayed, each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may appoint with due care a substitute or an additional custodian approved by the Company, which approval will not be unreasonably withheld or delayed.  Upon demand of the Depositary, the previous Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or to such substitute  or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment an acceptance of such appointment satisfactory in form and substance to the Depositary.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders of Receipts.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Company gives notice, publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of  any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company has delivered to the Depositary and the Custodian a copy of the provisions of the Shares and Articles governing the Shares and any other Deposited Securities issued by the Company and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed.  The  Depositary may rely upon such copy for all purposes of this Agreement.

The ~~Depositary~~Company will arrange for the prompt transmittal by the Company to the Depositary and the Custodian ~~to the Depositary~~ of such notices and any other reports and other communications which are made generally available by the Company to holders of its Shares ~~and~~.  If requested in writing by the Company, the Depositary will arrange for the mailing of copies ~~thereof~~such notices, reports and communications to all Holders of Receipts ~~or, at the request of the Company, make~~.  The Company will timely provide the Depositary with the quantity of such notices, reports, and ~~other communications available to all Holders of Receipts on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement~~communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Whenever the Company intends to serve any notice, report or other materials to its members or any notice or request for information relating to interests in Shares held by the Depositary or its nominee or nominees, it will, where practicable, advise the Depositary in advance of the intended service of such materials, notice or request and will cooperate with the Depositary so that the service of any such materials, notice or request and the mailing of such materials, notice or request to the relevant Holder is synchronized and so that such materials, notice or request is delivered to the relevant Holder in a timely manner.

SECTION 5.7

Issuance of Additional Shares, etc.

The Company agrees that it will take all steps reasonably necessary to ensure that no violation by the Company of the Securities Act of 1933  will result from any issuance or distribution that is intended to be deposited hereunder by or on behalf of the Company of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) ~~securities convertible into or exchangeable for~~ Shares issued upon conversion or exchange of another security, or (iv) rights to subscribe for any such securities (each a “Distribution”).  In the event of ~~such an issuance of additional Shares pursuant to the terms of the preceding sentence, the Company shall immediately give notice, pursuant to this Agreement, to the Depositary of the occurrence of such event.~~a Distribution, the Company will promptly furnish to the Depositary a written opinion from recognized U.S. counsel for the Company stating whether or not the Distribution requires a Registration Statement under the Securities Act to be in effect prior to making such Distribution available to Holders entitled thereto.  If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution. With respect to any issuance or distribution that is not covered by the first sentence of this paragraph of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) Shares issued upon conversion or exchange of another security, or (iv) rights to subscribe for any such securities, the Company shall notify the depositary of such issuance or distribution and shall direct the Depositary in writing to take, or to cause the Custodian to take, specified, reasonable measures to prevent any violation of the securities laws of the United States.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from registration under the provisions of the Securities Act of 1933 or the transaction is exempt under the Securities Act of 1933.

SECTION 5.8

Indemnification.

The Company agrees to indemnify the Depositary~~,~~ and the Custodian ~~and the Receipt Registrar and~~ hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise (a) out of acts performed or omitted in accordance with this Deposit Agreement and Receipts, as the same may be amended, modified or supplemented from time to time, (i) by each of the Depositary~~,~~ or the Custodian ~~or the Receipt Registrar~~, except for any such loss, liability or expense arising out of its own negligence or bad faith, or (ii) by the Company or any of its agents, or (b) out of or in connection with the registration of Receipts, American Depositary Shares or Deposited Securities with the Commission or the offer or sale thereof to the public except to the extent such liability or expense arises out of information relating to the Depositary or the Custodian as the case  may be furnished, in writing to the Company by the Depositary or the Custodian, as the case may be, and not materially altered or changed by the Company, expressly for use in any registration statement, proxy statement, prospectus or preliminary prospectus relating to the Receipts or the Shares represented by the American Depositary Shares or omissions from such information.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expenses (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian due to their own negligence~~,~~ or bad faith ~~or breach of the Deposit Agreement~~.

~~If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.08, such indemnified party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same) notify the party against whom indemnity may be sought in writing of such action or claim; and in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in this Section 5.08.  Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.08.~~

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.9

Charges of Depositary.

The Company agrees to pay the charges and expenses of the Depositary and those of the Receipt Registrar, if a Receipt Registrar shall have been appointed, as specifically provided for in agreements in writing entered into between the Depositary and the Company from time to time, notwithstanding the termination of this Deposit Agreement or the succession or substitution of any such person.  Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement between the Depositary and the Company; however, the Company shall not be liable for any expenses set forth in Exhibit B as not being payable by the Company.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees of the Depositary for the execution and delivery or the cancellation of Receipts, except for taxes and other governmental charges, or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder of a Receipt at the time any such amendment to this Deposit Agreement so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby~~.~~, except in order to comply with mandatory provisions of law, if any.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement (upon 30 days notice to the Holders), if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary.  After the expiration of ~~two years~~one year from the date so fixed for termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Company under Section 5.08.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder of a Receipt during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders Parties; Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, the Articles and of the Receipts by acceptance of Receipts.

SECTION 7.5

Notices.

Any and all notices to be given to the Company shall be duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to:

~~Six Continents PLC~~

InterContinental Hotels Group PLC

20 North Audley Street

London W1K 6WN, England

Attention:  Company Secretary

or any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to:

The Bank of New York

101 Barclay Street

New York, New York 10286

Attention: ADR Department

which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, or by cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of notice sent ~~to the Company or the Depositary, shall be deemed to be effected when received.  Delivery of notice sent to a Holder by mail or by~~by mail, cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it ~~from the other or from any Holder of a Receipt~~, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.7

Prohibition of Assignment.

The Depositary may not assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Company.

SECTION 7.8

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to ~~prevent~~permit the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws including, but not limited to Section IA(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, ~~SIX CONTINENTS~~INTERCONTINENTAL HOTELS GROUP PLC and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

~~SIX CONTINENTS PLC~~

INTERCONTINENTAL

HOTELS GROUP PLC

By: ___________________________

Name:

Title:

THE BANK OF NEW YORK

     as Depositary

By: ___________________________